UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2008

ASPIRE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-23689	91-1869317
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 Crown Steel Drive, Unit #18, Markham, Ontario L3R 9X8
(Address of principal executive offices)

(905) 943-9996
(Registrants’ telephone number, including area code)

(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 26, 2008, Perfisans Networks Corporation (“Perfisans”), a wholly-owned subsidiary of Aspire International Inc. (the “Company”) entered into a Management Agreement with Liuzhou Yi Sheng Da Trading Co., Ltd. (“Liuzhou”), dated May 26, 2008, whereby the parties agreed that the management of the Manganese Ore at Guangxi Fong Sheng shall be assigned to the Company for a period of ten years, commencing on June 1, 2008 and terminating on May 31, 2018. The Management Agreement, dated May 26, 2008, is attached hereto as exhibit 10.1.

On May 26, 2008, the Company entered into a Subcontract Agreement with Guangxi Wu Xuan Kwang Tai Mining Co. Ltd. (“Guangxi Wu”), dated May 26, 2008, whereby the parties agreed that Guangxi Wu shall be subcontracted to perform the management services at the Manganese Ore at Guangxi Fong Sheng for a period of ten years, commencing on June 1, 2008 and terminating on June 1, 2018. Under the terms of the Subcontract Agreement and as consideration for its management services, Guangxi Wu shall be paid a management fee of 30% of the total sales revenue of the Ore. The Subcontract Agreement dated May 26, 2008, is attached hereto as exhibit 10.2.

On May 26, 2008, Perfisans entered into a Distribution and Management Agreement with mine owner, Liao Dong Shang (“Liao”), and Management Company, Mo Xiong (“Mo Xiong”), dated May 26, 2008, whereby Liao as owner of the GuangXi Province 21.3Sq. km Manganese ore and with mining rights to such ore, has agreed to use the profits of sales from the Manganese mine in exchange for shares of the Company. In addition, the parties agreed to contract Mo Xiong to oversee all production of the Manganese ore. The Company also agreed to form a wholly-owned foreign company in GuangXi within two months. The GuangXi Manganese Ore Project Distribution and Management Agreement, dated May 26, 2008, is attached hereto as exhibit 10.3.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

10.1	Management Agreement between Perfisans Networks Corporation and Liuzhou Yi Sheng Da Trading Co. Ltd., dated May 26, 2008.

10.2	Subcontract Agreement between Aspire International, Inc. and Guangxi Wu Xuan Kwang Tai Mining Co. Ltd., dated May 26, 2008.

10.3	GuangXi Manganese Ore Project Distribution and Management Agreement between Perfisans Networks Corporation, Liao Dong Shang, and Mo Xiong, dated May 26, 2008.

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

ASPIRE INTERNATIONAL, INC.

By: /s/ Bok Wong
Bok Wong, Chief Executive Officer

Dated: May 30, 2008